                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant                                     (X)
Filed by a Party other than the Registrant                  ( )

Check the appropriate box:

( )  Preliminary Proxy Statement
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section  240.14a-11(c) or Section
     240.14a-12

                             Phoenix Network, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

      -------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

( )  $125 per Exchange Act Rules 0 11(c)(1)(ii), 14a 6(i)(1), 14a 6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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     2.  Aggregate number of securities to which transaction applies:

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     3.  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4.  Proposed maximum aggregate value of transaction:

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     5.  Total fee paid:

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(X)  Fee paid previously with preliminary materials.
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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

                             PHOENIX NETWORK, INC.
                              1687 COLE BOULEVARD
                             GOLDEN, COLORADO 80401

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON SEPTEMBER 26, 1996

TO THE STOCKHOLDERS OF PHOENIX NETWORK, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PHOENIX NETWORK, INC., a Delaware corporation (the "Company"), will be held on Thursday, September 26, 1996 at 8:00 a.m. local time at 1687 Cole Boulevard, Golden, Colorado 80401 for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To approve an amendment of the Company's Restated Certificate of Incorporation to increase the number of shares of the Company's Common Stock authorized for issuance from 30,000,000 to 50,000,000.

     3. To approve an amendment of the Company's 1989 Stock Option Plan to increase the number of shares of the Company's Common Stock that may be sold pursuant to such Plan from 3,500,000 to 5,000,000.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on August 28, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ ERNEST J. PANASCI

                                          ERNEST J. PANASCI
                                          Secretary

Golden, Colorado
September 3, 1996

                             PHOENIX NETWORK, INC.
                              1687 COLE BOULEVARD
                             GOLDEN, COLORADO 80401

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 26, 1996

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Phoenix Network, Inc., a Delaware corporation ("Phoenix" or the "Company"), for use at the Annual Meeting of Stockholders to be held on September 26, 1996 at 8:00 a.m. (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 1687 Cole Boulevard, Golden, Colorado. The Company intends to mail this proxy statement and accompanying proxy card on or about September 3, 1996 to all stockholders entitled to notice of or to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock or any series of the Company's Preferred Stock at the close of business on August 28, 1996 will be entitled to notice of and/or to vote at the Annual Meeting. At the close of business on July 31, 1996, the Company had outstanding and entitled to vote 17,698,974 shares of Common Stock, 101,125 shares of Series A Preferred Stock, 114,500 shares of Series B Preferred Stock, 1,000,000 shares of the Series C Preferred Stock, 333,333 shares of Series D Preferred Stock, no shares of Series E Preferred Stock and 1,176,056 shares of Series F Preferred Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Each holder of one share of Series A, Series B, Series D and Series F Preferred Stock shall be entitled to 4.132, 6.667, 1.000 and 4.000 votes, respectively, on an as-if-converted to Common Stock basis. The Company's Series C Preferred Stock is non-voting. On all matters described in this Proxy Statement, the Common Stock and Series A, B, D and F Preferred Stock will vote together as a single class, except that, by the terms of the Company's Restated Certificate of Incorporation and the Company's Certificate of Designation of Preferences of the Series F Preferred Stock, the holders of the Series F Preferred Stock, voting as a class, are entitled to elect two (2) directors so long as at least 200,000 shares of the Series F Preferred Stock remains outstanding, or, if fewer than 200,000 but more than 75,000 shares of the Series F Preferred Stock remain outstanding, the holders of the Series F Preferred Stock are entitled to elect one (1) director (each, a "Series F Director"). The Company and the holders of the Series F Preferred Stock have entered into a Stockholders Agreement regarding the exercise of the right to elect

Series F Directors and certain other matters, and, pursuant to such Stockholders Agreement, the holders of the Series F Preferred Stock have granted their irrevocable proxy to a representative (the "Series F Representative") to act on their behalf with respect to election of the Series F Directors. At the present time, Messrs. Max E. Thornhill and David Singleton are the Series F Directors.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum but, except with respect to Proposals 2 and 3, are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 1687 Cole Boulevard, Golden, Colorado 80401, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 1997 Annual Meeting of Stockholders must be received by the Company not later than January 31, 1997, in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     There are seven nominees for the seven Board positions authorized in the Company's By-laws. Each director to be elected would hold office until the next Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until such director's earlier death, resignation, disqualification or removal. Other than Mr. McGettigan, each nominee listed below is currently a director of the Company. All of the current directors, other than Messrs. Singleton and Thornhill, were previously elected by the stockholders. Messrs. Singleton and Thornhill were elected to the Board by the other directors to fill new directorships created by an amendment to the Company's By-laws, effective as of October 31, 1995, which expanded the size of the Board from seven to nine members, in connection with the issuance of the Series F Preferred Stock. Effective as of the date of the Annual Meeting, the size of the Board is being reduced by amendment to the By-laws to seven members. Messrs. Robert R. Curtis and Sidney Kahn are resigning from the Board effective as of the date of the Annual Meeting, and no successors have been nominated to fill their positions.

     The holders of the Company's Common Stock and Preferred Stock, other than the Series C Preferred Stock, are entitled to elect five nominees to the Board of Directors. The holders of the Series F Preferred Stock are entitled to elect two nominees to the Board of Directors. Messrs. John David Singleton and Max E. Thornhill are the nominees for the Series F Directors. The Series F Representative, who holds proxies previously granted to him to vote all shares of Series F Preferred Stock in the election of Series F Directors, has indicated his intention to elect Messrs. Singleton and Thornhill to the Board of Directors, and, if the Series F Representative does vote such shares as indicated, the election of Messrs. Singleton and Thornhill to the Board is assured.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below, other than Messrs. Singleton and Thornhill. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

     Directors are elected by the holders of a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of such directors.

                    MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF
                               EACH NAMED NOMINEE

NOMINEES

     The names and certain biographical data of the nominees are set forth below:

                                  NAME                             AGE     DIRECTOR SINCE
        ---------------------------------------------------------  ---     --------------
        Thomas H. Bell(1)(3).....................................  48           1985
        James W. Gallaway(2).....................................  56           1988
        Wallace M. Hammond.......................................  50           1994
        Merrill L. Magowan(2)(3).................................  57           1990
        Charles C. McGettigan....................................  51             NA(4)
        John David Singleton(5)..................................  56           1995
        Max E. Thornhill(5)......................................  64           1995

- ---------------
(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

(3) Member of the Nominating Committee.

(4) Mr. McGettigan was a member of the Board of Phoenix from November 1990 to December 1991, but has not been a member of the Board since December 1991.

(5) Messrs. Singleton and Thornhill have been nominated or designated for nomination for election to the Board by the Series F Representative. The Series F Representative has indicated his intention to vote shares of Series F Preferred Stock held by him or for which he holds proxies in favor of electing Messrs. Singleton and Thornhill to the Board.

Thomas H. Bell

     Mr. Bell is the founder of the Company. He has served as the Chairman of the Board of Phoenix since its inception under the name Phoenix Telcom, Inc. in 1985, as the Company's Chief Executive Officer from 1985 to January 1992, and as President of the Company from 1985 to September 1990. Mr. Bell is also an independent consultant in the telecommunications industry.

James W. Gallaway

     Mr. Gallaway has served as a director of the Company since July 1988. He was a founder, director from 1984 to 1988, and Vice President from 1983 to 1986, of Centex Telemanagement, Inc., a telecommunications company that resold local telephone service. Since 1980, he has been President of Gallaway Enterprises, Inc., a telecommunications company. From February 1988 through December 1994, he served as a director and Vice President of StellarNet, Inc., an information management company in the health care industry. Mr. Gallaway is a U.S. Marine Corps Reserve (Retired) Colonel.

Wallace M. Hammond

     Mr. Hammond joined the Company as Executive Vice President in February 1994. He was elected to the Company's Board of Directors and named President and Chief Operating Officer of the Company in May 1994. Mr. Hammond was elected Chief Executive Officer of the Company in December 1994. From 1992 to 1993, he was President and Chief Executive Officer of ANSCO & Associates, a telephone engineering and plant construction company. From 1979 to 1992, he was with BellSouth Communication Systems, Inc., a nationwide division of BellSouth Corporation involved in the customer premises equipment after-market, where he was promoted to Vice President-Operations in 1989.

Merrill L. Magowan

     Mr. Magowan became a director of the Company in September 1990. Since 1982, Mr. Magowan has been a principal of S F Associates, a California registered investment advisory firm (formerly known as Magowan Dirickson Investment Company). He is also currently a director of Nordeman Grimm (since 1975), an executive search consulting firm. From 1968 to 1986, he was a director of Safeway Stores, Inc., a retail grocery chain.

Charles C. McGettigan

     Mr. McGettigan served as a director of the Company from November 1990 through December 1991. He was a co-founder (in 1991) and presently is a general partner of Proactive Investment Managers, L.P., which is the general partner of Proactive Partners, L.P., an investment partnership. Mr. McGettigan was a co-founder (in 1988) and is a managing director of McGettigan, Wick & Co., Inc., an investment banking firm. From 1984 to 1988, he was a Principal, Corporate Finance, of Hambrecht & Quist, Incorporated. Prior to that, Mr. McGettigan was a Senior Vice President of Dillon, Read & Co. Inc. He currently serves on the Boards of Directors of digital dictation, inc.; I-Flow Corporation; Modtech, Inc.; NDE Environmental Corporation; Onsite Energy, Inc.; PMR Corporation; Sonex Research, Inc.; and Wray-Tech Instruments, Inc.

John David Singleton

     Mr. Singleton has served as a director of the Company since October 1995. He was a founding director of LDDS WorldCom, Inc., a long-distance telecommunications company, and served as a director of that company from 1983 to 1992. He was a founding director, and currently serves as a director of, US One. Mr. Singleton also serves as a director of Red Fox Environmental Services. Mr. Singleton has worked in personal and small business financial planning for 25 years and currently manages a private portfolio.

Max E. Thornhill

     Mr. Thornhill has served as a director of the Company since October 1995. He was a founding director of LDDS WorldCom, Inc. and served as a director of that company from 1983 to September 1993. He was a founding director, and currently serves as a director of, US One. Mr. Thornhill is currently engaged in real estate development and oil and gas exploration and production.

EXECUTIVE OFFICERS

     Set forth below is information regarding the executive officers of the Company as of July 31, 1996.

              NAME                                   POSITION                      AGE
- ---------------------------------  --------------------------------------------    ---
Wallace M. Hammond...............  President and Chief Executive Officer           50
Jeffrey L. Bailey................  Senior Vice President and Chief Financial       43
                                   Officer
J. Rex Bell......................  Vice President of Operations                    41
Jon Beizer.......................  Vice President of Corporate Development         31
Paul C. Cissel...................  Vice President of Sales and Marketing           39

BACKGROUND OF EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Jeffrey L. Bailey

     Mr. Bailey has been Senior Vice President and Chief Financial Officer of the Company since March 1990. He is a Certified Public Accountant and, from 1985 to 1990, was a Senior Manager with Grant Thornton LLP, an accounting and management consulting firm. From 1975 to 1985 he was with Arthur Young & Company (now, Ernst & Young, L.L.P.).

J. Rex Bell

     Mr. Bell has been Vice President of Operations of the Company since March 1991. From January 1990 to March 1991, he held the position of Director of Marketing of the Company. Prior to joining the Company, Mr. Bell was a Senior Telecommunications Consultant from 1984 to 1990 for two California consulting firms, COMSUL, Ltd. and Robin & Dackerman, Inc. Between 1980 and 1984, he held management positions with MCI Communications and Cable and Wireless, Ltd.

Jon Beizer

     Mr. Beizer was promoted to Vice President of Corporate Development in 1995. Since joining the Company in July 1992, he has held various positions, the last of which was Director of Marketing. Mr. Beizer holds an M.B.A. from Stanford University, where he attended from 1990 to 1992. Mr. Beizer worked from 1987 through 1990 as a consultant for Braxton Associates, a management consulting firm specializing in corporate strategy.

Paul C. Cissel

     Mr. Cissel was promoted to Vice President of Sales and Marketing in November 1994. Between April 1994 and October 1994, Mr. Cissel served as the manager of the Company's Boston sales office as an independent contractor. Mr. Cissel was the founder and served as President of Communications and Business Solutions, a communications management company and distributor of the Company's products, between August 1992 and October 1994. Between May 1989 and June 1992, Mr. Cissel served as President and Chief Executive Officer of Titan Software Corporation, an electronics company that developed software and printed circuit board test devices.

     Thomas H. Bell, a director of the Company, and J. Rex Bell, the Company's Vice President of Operations, are brothers. With the exception of that relationship, there are no other family relationships among officers or directors of the Company.

BOARD COMMITTEES AND MEETINGS

     During the year ended December 31, 1995, the Board of Directors met or acted by written consent in lieu of a meeting a total of 12 times. The Board has appointed an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements. The Audit Committee also receives and considers the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of two directors, Messrs. Gallaway and Magowan, and met twice during the year ended December 31, 1995.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's 1989 Stock Option Plan and performs all such other functions regarding compensation as the Board may delegate. Prior to the Annual Meeting, the Compensation Committee will have consisted of two directors: Messrs. Bell and Myron A. Wick III. Effective as of the Annual Meeting, Mr. Wick will have left the Board, and the Board has not yet selected a successor to Mr. Wick's position on the Compensation Committee. The Compensation Committee met two times during the year ended December 31, 1995.

     The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and nominates specific individuals to be elected as officers of the Company by the Board of Directors. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee is composed of two directors: Messrs. Magowan and Bell. It met once during the year ended December 31, 1995.

     During the fiscal year ended December 31, 1995, each director attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a Board member, and, if applicable, a committee member.

                                   PROPOSAL 2

                         APPROVAL OF INCREASE IN NUMBER
                      OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation to increase the Company's authorized number of shares of Common Stock from 30,000,000 shares to 50,000,000 shares.

     The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock and Preferred Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of the Company's stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

     In addition to the 17,698,974 shares of Common Stock outstanding at July 31, 1996, the Board has reserved 2,583,453 shares for issuance upon exercise of options and rights granted under the Company's stock option plans, 500,000 shares for issuance upon exercise of options granted outside of the Company's stock option plans, 6,218,739 shares of Common Stock upon conversion of outstanding shares of Preferred Stock and 1,102,805 shares of Common Stock upon exercise of outstanding warrants.

     Although at present the Board of Directors has no plans to issue the additional shares of Common Stock, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the Company's business or product lines through the acquisition of other businesses or products.

     The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over the then-current market prices.

     Stockholders are requested in this Proposal 2 to approve an increase in the number of authorized shares of Common Stock of the Company. The affirmative vote of the holders of a majority of the shares of the Common Stock, voting separately as a class, and of the Common Stock and the Preferred Stock, voting as a class, present in person or represented by proxy and entitled to vote at the Annual Meeting, will be required to approve this amendment to the Company's Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

              MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

                                   PROPOSAL 3

                         APPROVAL OF INCREASE IN NUMBER
                   OF SHARES OF COMMON STOCK THAT MAY BE SOLD
                PURSUANT TO THE COMPANY'S 1989 STOCK OPTION PLAN

     The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's 1989 Stock Option Plan (the "Plan") to increase the number of shares of Common Stock that may be sold pursuant to options granted under the Plan from 3,500,000 shares to 5,000,000 shares.

     The purpose of the Plan is to provide a means by which selected key employees and consultants of the Company may purchase Common Stock. The Company, by means of the Plan, seeks to secure and retain the services of highly qualified individuals to serve as employees or consultants of the Company, to retain the services of persons presently employed by or serving as consultants to the Company, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     If the amendment to the Plan is approved, the additional shares available for sale pursuant to options issued under the Plan may be used, without further stockholder approval, to provide equity incentives to eligible participants in accordance with the Plan's purpose and terms. The amendment, if adopted, will become effective immediately.

     Only key employees, directors who are also key employees and consultants of the Company and its affiliates are eligible to receive options under the Plan. The Plan is administered by the Company's Board of Directors or, if the Board so designates, a committee of the Board. The Board has designated a Compensation Committee to administer the Plan, and its members at the present time are Thomas
H. Bell and Myron A. Wick III.

     Options issued pursuant to the Plan may be "Incentive Stock Options" as that term is defined in the Internal Revenue Code of 1986, as amended ("ISOs"), or options not qualifying as ISOs ("Non-qualified Options"). For an option to qualify as an ISO, at all times beginning on the date of the option grant and ending three months before the option is exercised (one year if the optionee becomes disabled), the optionee must have been an employee of Phoenix or a parent or subsidiary of Phoenix. In addition, the exercise price of ISOs may not be less than 100% of the fair market value of the Common Stock subject to such options on the date of grant. By the terms of the Plan, the exercise price of Non-qualified Options may not be less than 85% of the fair market value of the Common Stock subject to such options on the date of grant. As of August 20, 1996, the closing price for shares of the Common Stock was $5.50.

     Options are issued without cost to the participant at the time of grant. ISOs may be granted to an eligible person under the Plan only if the aggregate fair market value (determined at the time of grant) of Common Stock subject to all ISOs which are exercisable for the first time by such optionee during any calendar year under the Plan does not exceed $100,000.

     Recipients of ISOs are not taxed at the time the options are granted. Upon exercise, the holder of an ISO will not recognize income if he or she does not transfer the stock subject to such ISO within two years after the date of the option grant or one year after option exercise. If the employee holds such stock for two years from the date of grant of the ISO and one year from the date the ISO was exercised, and if the stock is held for the long-term capital gains holding period, the employee will recognize long-term capital gain income in the year of sale of the stock in the amount of the sale price less the exercise price of the ISOs. In the event a holder of ISOs disposes of the stock received upon exercise of such ISOs within two years of the date of grant of the ISOs or within one year of the date of their exercise (a "Disqualifying Disposition"), such holder will recognize compensation income in the year of such Disqualifying Disposition equal to the fair market value of such stock over the exercise price of such ISOs.

     Recipients of Non-qualified Options also are not taxed at the time the options are granted, but the holder of Non-qualified Options recognizes compensation income upon exercise of the options equal to the fair market value of the stock received upon exercise over the exercise price.

     Upon exercise of Non-qualified Options, or upon a Disqualifying Disposition of stock received pursuant to the exercise of ISOs, the Company is entitled to a compensation deduction equal to the amount of the income includable on the holder's income tax return. The Company is not otherwise entitled to any deductions with respect to ISOs or Non-qualified Options.

     The term of options granted under the Plan may not exceed 10 years, and, unless a particular option specifies otherwise, options terminate three months after termination of the optionee's employment or consulting relationship with the Company or its affiliate. The terms of an option may, but need not, provide that such option may be exercised at any time within 12 months following termination on account of disability, or at any time within 18 months following the death of an optionee. Options granted under the Plan may be subject to vesting requirements, as determined by the administrator of the Plan.

     As of July 31, 1996, the Board had issued total options under the Plan, without regard to option exercises, for the purchase of 5,723,402(1) shares of Common Stock, 3,800,126 of which were ISOs and 1,923,276 of which were Non-qualified Options. The Company estimates that approximately 200 persons are eligible to participate in the Plan. The following table sets forth the number of options to purchase shares of Common Stock issued pursuant to the Plan for certain persons and groups since the Plan's inception, without regard to option exercises.

                                                                         NUMBER OF
                       NAME AND POSITION OR GROUP                  OPTIONS RECEIVED(2)(3)
        ---------------------------------------------------------  ----------------------
        Wallace M. Hammond.......................................           800,000
          President, Chief Executive Officer,
          Director and Nominee for Director
        Robert R. Curtis.........................................           660,000
          Director and Nominee for Director
        Jeffrey L. Bailey........................................           245,000
          Senior Vice President and Chief Financial Officer
        J. Rex Bell..............................................           204,000
          Vice President of Operations
        Jon Beizer...............................................           192,000
          Vice President of Corporate Development
        Paul C. Cissel...........................................           175,000
          Vice President of Sales and Marketing
        Merrill L. Magowan.......................................            40,000
          Director and Nominee for Director
        James W. Gallaway........................................            40,000
          Director and Nominee for Director
        Myron A. Wick III........................................            28,000
          Director
        Thomas H. Bell...........................................            24,000
          Director and Nominee for Director
        Charles C. McGettigan....................................            24,000
          Nominee for Director
        All current executive officers as a group................         1,616,000
        All current directors who are not executive officers as a
          group..................................................           792,000

- ---------------
(1) Due to cancellations and expirations of options granted under the Plan, options have been granted over the life of the Plan in excess of the number of shares authorized for issuance under the Plan.

(2) The Company has no plans to issue any further options in any particular amounts under the Plan, but will continue to issue options pursuant to the Plan from time to time.

(3) No associate of any listed director, executive officer or nominee holds any options issued under the Plan.

     Stockholders are requested in this Proposal 3 to approve an amendment to the Plan to increase the number of shares of Common Stock that may be sold pursuant to options issued under the Plan. The affirmative vote of the holders of a majority of the shares of the Common Stock and the Preferred Stock, voting as a class, present in person or represented by proxy and entitled to vote at the Annual Meeting, will be required to approve this amendment to the Plan. As a result, abstentions and broker non-votes will have the same effect as negative votes.

              MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock and the various series of Preferred Stock as of July 31, 1996(1) by: (i) each director and nominee for director; (ii) each executive officer named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent (5%) of any class of its voting securities.

                                                                                     BENEFICIAL OWNERSHIP(2)
                                                                                     ------------------------
                                                                                     NUMBER OF     PERCENT OF
       CLASS                  BENEFICIAL OWNER                   ADDRESS              SHARES         TOTAL
- -------------------    ------------------------------    ------------------------    ---------     ----------
Common Stock           Thomas H. Bell(3)(4)              1687 Cole Boulevard         3,238,056        17.75%
                                                         Golden, CO 80401

Common Stock           Bell Non-Exempt Marital Trust     1687 Cole Boulevard         1,394,335         7.88%
                                                         Golden, CO 80401

Common Stock           James W. Gallaway(3)                                            458,425         2.58%

Common Stock           Jeffrey L. Bailey(3)                                            137,498        *

Common Stock           Merrill L. Magowan(3)                                           120,445        *

Common Stock           J. Rex Bell(3)                                                  101,498        *

Common Stock           Myron A. Wick III(3)(5)(7)(8)     1687 Cole Boulevard         1,915,287         9.85%
                                                         Golden, CO 80401

Common Stock           Sidney Kahn(3)                    1687 Cole Boulevard            85,947        *
                                                         Golden, CO 80401

Common Stock           Robert R. Curtis(3)(9)            1687 Cole Boulevard           288,452         1.61%
                                                         Golden, CO 80401

Common Stock           Wallace M. Hammond(3)                                           266,000         1.48%

Common Stock           John David Singleton(3)                                         172,506        *

Common Stock           Max E. Thornhill(3)               1687 Cole Boulevard         1,756,088         9.26%
                                                         Golden, CO 80401

Common Stock           Paul C. Cissel(3)                                                72,112        *

Common Stock           Judy Van Essen                    c/o 1687 Cole Boulevard     2,800,000        15.82%
                                                         Golden, CO 80401

Common Stock           Jon D. Gruber(3)(5)(6)            50 Osgood Place             2,214,120        11.29%
                                                         San Francisco, CA 94133

Common Stock           J. Patterson McBaine(3)(5)(6)     50 Osgood Place             2,191,224        11.18%
                                                         San Francisco, CA 94133

Common Stock           Gruber & McBaine Capital          50 Osgood Place             2,172,092        11.08%
                         Management(3)(5)(6)             San Francisco, CA 94133

Common Stock           Charles C. McGettigan(3)(5)(7)    50 Osgood Place             1,822,878         9.40%
                                                         San Francisco, CA 94133

Common Stock           Proactive Investment              50 Osgood Place             1,582,948         8.27%
                         Managers, L.P.(3)(5)            San Francisco, CA 94133

Common Stock           Proactive Partners, L.P.(3)       50 Osgood Place             1,510,672         7.92%
                                                         San Francisco, CA 94133

Common Stock           All executive officers and                                    8,637,154        38.44%
                         directors as a group(10)
                         (13 persons)

Series A Preferred     Merrill L. Magowan                1687 Cole Boulevard            10,000         9.89%
                                                         Golden, CO 80401

Series A Preferred     Myron A. Wick III(11)(12)         1687 Cole Boulevard            20,000        19.78%
                                                         Golden, CO 80401

Series A Preferred     Charles C. McGettigan(11)         50 Osgood Place                15,000        14.83%
                                                         San Francisco, CA 94133

Series A Preferred     Jon D. Gruber(13)                 50 Osgood Place                24,000        23.73%
                                                         San Francisco, CA 94133

                                                                                     BENEFICIAL OWNERSHIP(2)
                                                                                     ------------------------
                                                                                     NUMBER OF     PERCENT OF
       CLASS                  BENEFICIAL OWNER                   ADDRESS              SHARES         TOTAL
- -------------------    ------------------------------    ------------------------    ---------     ----------
Series A Preferred     J. Patterson McBaine(13)          50 Osgood Place                21,000        20.77%
                                                         San Francisco, CA 94133

Series A Preferred     McGettigan, Wick Investments      50 Osgood Place                15,000        14.83%
                                                         San Francisco, CA 94133

Series A Preferred     Lagunitas Partners, L.P.          50 Osgood Place                20,000        19.78%
                                                         San Francisco, CA 94133

Series A Preferred     Benjamin F. Dillingham            1508 Smith Road                 5,000         5.07%
                                                         Yuba City, CA 95993-7005

Series A Preferred     Elizabeth D. Wick                 444 South Beach Road           10,000        10.14%
                                                         Hobe Sound, FL 33455

Series A Preferred     Walter D. Wick Trust              c/o Winston Partners            5,000         5.07%
                                                         225 W. Washington St.,
                                                           # 1600
                                                         Chicago, IL 60606

Series A Preferred     Myron A. Wick III Trust           c/o Winston Partners            5,000         5.07%
                                                         225 W. Washington St.,
                                                           # 1600
                                                         Chicago, IL 60606

Series A Preferred     Penelope DeYoung Trust            c/o Winston Partners            5,000         5.07%
                                                         225 W. Washington St.,
                                                           # 1600
                                                         Chicago, IL 60606

Series A Preferred     Jupiter Partners                  c/o John M. Bryan              10,000        10.14%
                                                         600 Montgomery St. 35th
                                                         Floor
                                                         San Francisco, CA 94111

Series A Preferred     All executive officers and                                       30,000        29.67%
                         directors as a group (13
                         persons)

Series B Preferred     Proactive Partners, L.P.          50 Osgood Place                50,000        43.67%
                                                         San Francisco, CA 94133

Series B Preferred     Fremont Proactive Partners,       50 Osgood Place                 7,500         6.55%
                         L.P.                            San Francisco, CA 94133

Series B Preferred     Lagunitas Partners, L.P.          50 Osgood Place                35,000        30.57%
                                                         San Francisco, CA 94133

Series B Preferred     BMA, Inc.                         2001 Kirby Avenue              10,000         8.73%
                                                         Houston, TX 77019

Series B Preferred     Myron A. Wick III(14)             1687 Cole Boulevard            57,500        50.22%
                                                         Golden, CO 80401

Series B Preferred     Charles C. McGettigan(14)         50 Osgood Place                57,500        50.22%
                                                         San Francisco, CA 94133

Series B Preferred     All executive officers and                                       57,500        50.22%
                         directors as a group (13
                         persons)

Series D Preferred     Proactive Partners, L.P.          50 Osgood Place               333,333       100.00%
                                                         San Francisco, CA 94133

Series D Preferred     Myron A. Wick III(15)             1687 Cole Boulevard           333,333       100.00%
                                                         Golden, CO 80401

Series D Preferred     Charles C. McGettigan(15)         50 Osgood Place               333,333       100.00%
                                                         San Francisco, CA 94133

Series D Preferred     All executive officers and                                      333,333       100.00%
                         directors as a group (13
                         persons)

                                                                                     BENEFICIAL OWNERSHIP(2)
                                                                                     ------------------------
                                                                                     NUMBER OF     PERCENT OF
       CLASS                  BENEFICIAL OWNER                   ADDRESS              SHARES         TOTAL
- -------------------    ------------------------------    ------------------------    ---------     ----------
Series F Preferred     Proactive Partners, L.P.          50 Osgood Place               126,456        10.75%
                                                         San Francisco, CA 94133

Series F Preferred     Myron A. Wick III(16)             1687 Cole Boulevard           131,518        11.18%
                                                         Golden, CO 80401

Series F Preferred     Charles C. McGettigan(16)         50 Osgood Place               131,518        11.18%
                                                         San Francisco, CA 94133

Series F Preferred     John David Singleton                                             30,095         2.56%

Series F Preferred     Max E. Thornhill                  1687 Cole Boulevard           285,000        24.23%
                                                         Golden, CO 80401

Series F Preferred     All executive officers and                                      446,613        37.98%
                         directors as a group (13
                         persons)

- ---------------
 (1) In addition to 17,698,974 shares of Common Stock, at July 31, 1996, the Company had 2,725,014 shares of Preferred Stock outstanding, of which 101,125 were shares of Series A Preferred Stock, 114,500 were shares of Series B Preferred Stock, 1,000,000 were shares of Series C Preferred Stock, 333,333 were shares of Series D Preferred Stock and 1,176,056 were shares of Series F Preferred Stock. The Series C Preferred Stock is nonvoting, except as required by law. The Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock and Series F Preferred Stock vote together with the Common Stock as a single class on an as-if-converted to Common Stock basis, except as required by law, the Company's Restated Certificate of Incorporation or the Company's Certificates of Designation of Preferences of Series A, Series B, Series D and Series F Preferred Stock.

 (2) This table is based upon information supplied by executive officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "Commission"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership of less than 1% of a class of stock is indicated with an asterisk.

 (3) Includes shares of Common Stock which certain executive officers, directors, nominees for director and principal stockholders of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options and warrants as follows: Thomas H. Bell, 545,000 shares; James W. Gallaway, 87,875 shares; Jeffrey L. Bailey, 137,498 shares; Merrill L. Magowan, 79,125 shares; J. Rex Bell, 101,498 shares; Myron A. Wick III, 428,557 shares; Robert R. Curtis, 255,312 shares; Sidney Kahn, 9,447 shares; Wallace M. Hammond, 250,000 shares; John David Singleton, 14,126 shares; Max Thornhill, 116,088 shares; Paul C. Cissel, 70,312 shares; Charles C. McGettigan, 384,807 shares; Jon D. Gruber, 219,008 shares; J. Patterson McBaine, 219,008 shares; Gruber & McBaine Capital Management, 219,008 shares and Proactive Investment Managers, L.P., 206,857 shares. Also includes shares of Common Stock which certain executive officers, directors, nominees for director and principal stockholders of the Company have the right to acquire within 60 days after the date of this table pursuant to conversion of outstanding Series A, B, D and F Preferred Stock as follows (on an as-if-converted to Common Stock basis): Merrill L. Magowan, 41,320 shares; Myron A. Wick III, 1,325,398 shares; Robert R. Curtis, 20,730 shares; John David Singleton, 481,520 shares; Max Thornhill, 4,560,000 shares; Jon D. Gruber, 1,696,779 shares;
     J. Patterson McBaine, 1,684,383 shares; Gruber & McBaine Capital Management, 1,680,251 shares; Charles C. McGettigan, 1,304,738 shares and Proactive Investment Managers, L.P., 1,242,758 shares.

 (4) Includes 1,394,335 shares of Common Stock beneficially held in the name of the Bell Non-Exempt Marital Trust of which Thomas H. Bell is a trustee.

 (5) Includes 1,582,947 shares of Common Stock which the following entities either own or have the right to acquire within 60 days after the date of this table upon conversion of Series A, B, D or F Preferred Stock or exercise of warrants held as follows: 1,510,672 shares held by Proactive Partners, L.P., a California limited partnership ("PP"), the general partner of which is Proactive Investment Managers, L.P., a California limited partnership ("PIM"), of which Messrs. Gruber, McBaine, McGettigan and Wick are general partners; and 72,275 shares held by Fremont Proactive Partners, L.P., a California limited partnership ("FPP"), of which PIM is also the general partner.

 (6) Includes 589,132 shares of Common Stock which the following entities either own or have the right to acquire within 60 days after the date of this table upon conversion of Series A, B, D or F Preferred Stock or exercise of warrants held as follows: 30,500 shares held by Gruber & McBaine Capital Management, a California corporation ("GMCM"), of which Messrs. Gruber and McBaine are the sole directors; 548,644 held by Lagunitas Partners L.P., a California limited partnership, of which Messrs. Gruber and McBaine and GMCM are general partners; 5,000 shares held by GMJ Investments, L.P., a California limited partnership, of which Messrs. Gruber and McBaine and GMCM are general partners; and 5,000 shares held by Lagunitas International, a Cayman Islands Limited Partnership, of which GMCM is a general partner.

 (7) Includes 153,950 shares of Common Stock which could be acquired within 60 days of the date of this table upon exercise of warrants or conversion of Series A Preferred Stock held by McGettigan, Wick & Co., Inc., a merchant banking fund of which Messrs. McGettigan and Wick are Managing Directors, and 61,980 shares which could be acquired within 60 days of this table upon conversion of Series A Preferred Stock held by McGettigan, Wick Investments, a partnership of which Messrs. McGettigan and Wick are general partners.

 (8) Includes 48,659 shares of Common Stock which is owned or could be acquired within 60 days of the date of this table upon conversion of Series A Preferred Stock held by the Myron A. Wick III Trust for which Mr. Wick is the trustee.

 (9) Includes 5,000 shares held by Mr. Curtis for the benefit of his minor children.

(10) Includes 7,846,079 shares of Common Stock which such persons have the right to acquire within 60 days after the date of this table upon conversion of Series A, B, D or F Preferred Stock and pursuant to outstanding options and warrants.

(11) Includes 15,000 shares of Series A Preferred Stock which is owned by McGettigan, Wick Investments, a partnership of which Messrs. McGettigan and Wick are general partners.

(12) Includes 5,000 shares of Series A Preferred Stock which is owned by the Myron A. Wick III Trust for which Mr. Wick is the trustee.

(13) Includes 20,000 shares of Series A Preferred Stock owned by Lagunitas Partners L.P.

(14) Includes 50,000 shares of Series B Preferred Stock owned by PP and 7,500 shares of Series B Preferred Stock owned by FPP. Messrs. Wick and McGettigan are general partners of PIM, which is the general partner of PP and FPP.

(15) Includes 333,333 shares of Series D Preferred Stock owned by PP. Messrs. Wick and McGettigan are general partners of PIM, which is the general partner of PP and FPP.

(16) Includes 126,456 shares of Series F Preferred Stock owned by PP and 5,062 shares of Series F Preferred Stock owned by FPP. Messrs. Wick and McGettigan are general partners of PIM, which is the general partner of PP and FPP.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) stockholders are required by Commission regulation to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     No cash fees are paid to directors for serving on the Board. The members of the Board are, however, eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

     Each non-employee director of the Company also receives stock option grants under the 1992 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only directors of the Company who are not employees of the Company or any of its affiliates (a "non-employee director") are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as ISOs.

     Option grants under the Directors' Plan are non-discretionary. Each person who is elected or appointed after January 4, 1993 to be a non-employee director of the Company is automatically granted under the Directors' Plan an option to purchase 10,000 shares of Common Stock of the Company. In addition, on the first business day of each year thereafter, each non-employee director of the Company is automatically granted under the Directors' Plan an option to purchase shares of Common Stock (rounded to the nearest 100 shares) of the Company equal to the Proration Factor (as hereinafter defined) multiplied by the sum of (i) 10,000 shares of Common Stock of the Company and (ii) 2,500 shares of Common Stock of the Company multiplied by the number of full years such non-employee director has served in such capacity. The "Proration Factor" is a fraction, the numerator of which is the number of calendar days during the preceding year on which such person served as a non-employee director and the denominator of which is 365. No other options will be granted under the Directors' Plan. The exercise price of an option granted under the Directors' Plan is equal to the fair market value of the Common Stock subject to the option on the date of grant. The number of options granted under the Directors' Plan is subject to certain anti-dilution protections in favor of the non-employee directors, and options granted under the Directors' Plan expire ten years from the date of grant. Options granted under the Directors' Plan vest and become exercisable at the rate of one-sixteenth of the shares subject to such options per quarter for sixteen quarters following the date of grant. During 1995, options for 96,000 shares of Common Stock were granted to non-employee directors with exercise prices ranging from $2.375 to $3.625 per share. None of these options has been exercised as of the date hereof.

     Under the terms of a consulting agreement between the Company and Robert R. Curtis, a current director of the Company, the Company paid Mr. Curtis during 1995 twelve equal monthly payments of $15,000 each, to pay accrued vacation and medical leave benefits (without regard to usual limitations), to reimburse Mr. Curtis for legal costs reasonably incurred negotiating his change in status from employee to consultant with the Company, and to fully vest any options on Company stock held at December 31, 1994. In exchange, Mr. Curtis held himself available during 1995 to serve as a consultant to the Company, performing such services as the Company reasonably requested.

COMPENSATION OF EXECUTIVE OFFICERS

  Summary of Compensation

     The following table shows, for the fiscal years ended December 31, 1995, 1994 and 1993, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer, former Chief Executive Officer and each of the four other most highly compensated executive officers at December 31, 1995 whose total annual salary and bonus was in excess of $100,000 for the year ended December 31, 1995 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                        ------------
                                                                           AWARDS
                                                                        ------------
                                               ANNUAL COMPENSATION       SECURITIES
                                               --------------------      UNDERLYING         ALL OTHER
                                               SALARY(1)     BONUS      OPTIONS/(2)      COMPENSATION(4)
    NAME AND PRINCIPAL POSITION       YEAR        ($)         ($)         SARS (#)             ($)
- ------------------------------------  ----     ---------     ------     ------------     ---------------
Mr. Wallace M. Hammond(3)...........  1995      203,511      67,451        300,000             2,320
President and Chief Executive
  Officer                             1994      127,885                    300,000(2)

Mr. Jeffrey L. Bailey...............  1995      129,219      15,193         50,000             2,320
Senior Vice President and             1994      120,573                                          500
Chief Financial Officer               1993      109,838                    145,000(2)            700

Mr. Paul C. Cissel(3)...............  1995      125,001                     25,000            20,438
Vice President of Sales and
  Marketing                           1994       28,646                    150,000

Mr. J. Rex Bell.....................  1995      117,657      15,193         50,000             2,320
Senior Vice President of Operations   1994      109,585
                                      1993       99,159                    104,000(2)

- ---------------
(1) Includes amounts earned but deferred at the election of the executives. As permitted by Commission rules, no amounts are shown for certain perquisites, as such amounts do not exceed the lesser of 10% of bonus plus salary or $50,000.

(2) Repriced options treated as new grants. The Company has not issued any stock appreciation rights (SARs).

(3) Mr. Hammond and Mr. Cissel were not employed by the Company before 1994, thus only 1995 and 1994 compensation is disclosed. The amounts disclosed include compensation commencing in February 1994 for Mr. Hammond, when he joined the Company as Executive Vice President, and include compensation commencing in November 1994 for Mr. Cissel, when he was hired as Vice President of Sales and Marketing. Mr. Hammond was elected President and Chief Operating Officer of the Company in May 1994 and Chief Executive Officer in December 1994.

(4) In each case where a figure is listed, All Other Compensation includes $500 in matching Section 401(k) plan contributions made by the Company. The balance of the amount reported for each officer other than Mr. Cissel represents a reimbursement of parking expenses. The balance of the amount reported for Mr. Cissel represents commission payments of $19,218 and reimbursement of parking expenses of $220.

  Employment Agreements

     Effective January 1, 1996, the Company and Mr. Hammond entered into a new employment agreement with a term beginning January 1, 1996 and ending December 31, 1998 which superseded the previous employment agreement between the Company and Mr. Hammond. The new employment agreement provides for a salary of $250,000 during 1996, $275,000 during 1997 and $300,000 during 1998 in exchange for Mr. Hammond's services to the Company as President and Chief Executive Officer. The agreement further provides for an option grant of 200,000 shares of the Company's Common Stock vesting at the rate of 12,500 shares per calendar quarter and an annual bonus equal to 1% of the Company's earnings before interest, taxes, depreciation and amortization. Under terms of the employment agreement, should an acquisition of the Company or a similar corporate event result in the termination of Mr. Hammond's employment with the Company, any unvested options held by Mr. Hammond will immediately vest. In the event Mr. Hammond is terminated without cause, the Company has agreed he is to receive a severance amount equal to 18 months' salary and bonus. In the event of an acquisition of the Company or a similar corporate event resulting in the termination of his employment with the Company, the Company has agreed to pay Mr. Hammond a severance amount equal to the salary he would have received had he remained employed for the entire term of the employment agreement. In either a termination of Mr. Hammond's employment without cause or the termination of his employment in the event of an acquisition of the Company (or similar corporate event), the Company has agreed to pay Mr. Hammond's reasonable relocation expenses, not to exceed $20,000.

     Effective January 1, 1995, the Company and Mr. Bailey entered into an employment agreement for the 1995 calendar year providing for an annual salary at least $127,200 and, in the event of an acquisition of the Company or a similar corporate event which results in the termination by the Company or its successor of Mr. Bailey's employment, the immediate vesting of all unvested shares of the Company's stock subject to options held by Mr. Bailey and the payment of a severance benefit in the amount of $127,200. In exchange for the terms contained in the employment agreement, Mr. Bailey agreed to render services to the Company as its Senior Vice President and Chief Financial Officer. The Company has also agreed to pay on a quarterly basis a bonus equal to 1% of the Company's pre-tax profit for that quarter. In the event Mr. Bailey's employment is terminated without cause, the Company has agreed to pay him the greater of one-half his annual salary or the balance of his annual salary due under the employment agreement.

     Effective January 1, 1995, the Company and Mr. Rex Bell entered into an employment agreement for the 1995 calendar year providing for an annual salary at least $116,600, and, in the event of an acquisition of the Company or a similar corporate event resulting in the termination by the Company or its successor of Mr. Rex Bell's employment, the immediate vesting of all unvested shares of the Company's stock subject to options held by Mr. Rex Bell and the payment of a severance benefit in the amount of $116,600. In exchange for the terms contained in the employment agreement, Mr. Rex Bell has agreed to render services to the Company as its Senior Vice President of Operations. The Company has also agreed to pay Mr. Bell, on a quarterly basis, a bonus equal to 1% of the Company's pre-tax profit for that quarter. In the event Mr. Bell's employment is terminated without cause, the Company has agreed to pay him the greater of one-half his annual salary or the balance of his annual salary due under the employment agreement.

     Effective October 10, 1994, the Company and Mr. Cissel entered into an employment agreement with a term ending October 9, 1995. In exchange for the terms contained in the employment agreement, Mr. Cissel agreed to render services to the Company as its Vice President of Sales and Marketing. Under the employment agreement, Mr. Cissel is to be paid a salary at an annual rate of $125,000 and a monthly bonus equal to 1% of new customer billings. Mr. Cissel also received an option to purchase 150,000 shares of the Company's Common Stock, which shares vest at the rate of 9,375 shares per quarter, subject to immediate vesting upon an acquisition of the Company or similar corporate event resulting in the termination of Mr. Cissel's employment. The Company further agreed to reimburse up to $20,000 of rental expenses incurred by Mr. Cissel prior to his establishing a permanent residence in San Francisco, California. Should Mr. Cissel's employment with the Company be terminated without cause during the term of the employment agreement, the Company has agreed to pay him the greater of one-quarter of his annual salary under the employment agreement or the balance of salary due to him had employment continued for the remainder of its term.

  Stock Option Grants and Exercises

     The Company grants options to its executive officers under its 1989 Stock Option Plan (the "1989 Plan"). As of July 31, 1996, options to purchase a total of 2,233,053 shares had been granted and were outstanding under the 1989 Plan and no shares remained available for future grant thereunder.

     The following tables show for the fiscal year ended December 31, 1995, certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL
                                                                                        REALIZABLE VALUE
                                                   INDIVIDUAL GRANTS                           AT
                                   --------------------------------------------------    ASSUMED ANNUAL
                                                PERCENTAGE                               RATES OF STOCK
                                   NUMBER OF     OF TOTAL                                     PRICE
                                   SECURITIES     OPTIONS                                 APPRECIATION
                                   UNDERLYING   GRANTED TO      EXERCISE                   FOR OPTION
                                    OPTIONS      EMPLOYEES      OR BASE                      TERM(2)
                                    GRANTED      IN FISCAL       PRICE     EXPIRATION   -----------------
                NAME                  (#)         1995(1)        ($/SH)       DATE       5%($)    10%($)
    -----------------------------  ----------   -----------     --------   ----------   -------   -------
    Wallace M. Hammond...........    200,000        27.9%         2.375      3/23/99    105,252   227,402
                                     100,000        13.9%         3.125      3/23/99     60,110   128,394

    Jeffrey L. Bailey............     25,000         3.5%         2.375      3/23/99     13,156    28,425
                                      25,000         3.5%         3.125      3/23/99     15,027    32,098

    Paul C. Cissel...............     25,000         3.5%         3.125      3/23/99     15,027    32,098

    J. Rex Bell..................     25,000         3.5%         2.375      3/23/99     13,156    28,425
                                      25,000         3.5%         3.125      3/23/99     15,027    32,098

- ---------------

(1) Based on options to purchase 717,400 shares of the Company's Common Stock granted in 1995.

(2) The potential realizable value is based on the term of the option at its time of grant (4.1 years for the option to purchase 200,000 shares of the Company's Common Stock granted to Mr. Hammond and for the initial options for 25,000 shares granted to Mr. Bailey and Mr. Bell and 3.6 years for the option to purchase 100,000 shares of the Company's Common Stock granted to Mr. Hammond and for the second options for 25,000 shares granted to Mr. Bailey, Mr. Cissel and Mr. Bell). The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and the underlying shares of the Company's Common Stock are sold on the last day of the option's term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1995, AND
                  VALUE OF OPTIONS AT END OF FISCAL YEAR 1995

                                                                        NUMBER OF
                                                                       SECURITIES          VALUE OF
                                                                       UNDERLYING         UNEXERCISED
                                                                       UNEXERCISED       IN-THE-MONEY
                                                                      OPTIONS/SARS       OPTIONS/SARS
                                              SHARES                    AT END OF          AT END OF
                                             ACQUIRED      VALUE     FISCAL 1995(#)    FISCAL 1995($)(2)
                                            ON EXERCISE   REALIZED    EXERCISABLE/       EXERCISABLE/
                   NAME                         (#)        ($)(1)     UNEXERCISABLE      UNEXERCISABLE
- ------------------------------------------  -----------   --------   ---------------   -----------------
Jeffrey L. Bailey.........................    --           --        129,693/45,307     330,682/41,193
J. Rex Bell...............................    --           --         94,123/44,877     237,310/40,065
Wallace M. Hammond........................    --           --        175,000/425,000    197,656/439,844
Paul C. Cissel............................    --           --         48,437/126,563      3,711/18,164

- ---------------

(1) Value realized is based on the fair market value of the Company's Common Stock on the date of exercise minus the exercise price, without taking into account any taxes which may be payable in connection with the transaction, and does not necessarily indicate that the optionee sold such stock.
(2) Fair market value of the Company's Common Stock at December 31, 1995 ($3.625) minus the exercise price of the options.

COMPENSATION COMMITTEE REPORT(1)

     The Compensation Committee presently consists of Messrs. Thomas Bell and Wick, both of whom are non-employee directors. The Committee is responsible for setting the Company's policies governing employee compensation, administering the Company's employee benefit plans and determining the compensation of the Company's executive officers. The Committee annually evaluates the performance, and determines the compensation, of the Chief Executive Officer and the other executive officers of the Company based upon a mix of the achievement of corporate goals, individual performance and comparisons with comparable companies. The Chief Executive Officer and other executive officers are not present during the discussion of their compensation.

     The Committee attempts to design compensation policies that will attract and retain the highest quality executives and will reward them for the Company's progress towards its long-term goal of increasing corporate revenue and attaining profitability in line with averages for companies within the telecommunications industry. A variety of factors, both personal and corporate, are considered in evaluating the Company's executive officers and making our compensation decisions. These include the compensation paid by comparable companies to individuals in comparable positions, the individual contributions of each officer to the Company, and, most importantly, the progress of the Company towards its long-term objectives. As the Company has progressed the measures of this progress have changed, and are expected to continue to change.

     The Compensation Committee has determined that the stock options granted under the Company's 1989 Stock Option Plan, as amended, with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be treated as "performance-based compensation." Compensation recognized by an Executive Officer as a result of the exercise of such a stock option will be deductible by the Company.

EXECUTIVE OFFICER COMPENSATION

     The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation in the form of a bonus and long-term incentive compensation in the form of stock option grants at current market prices.

  Base Salary

     In establishing base salaries, the Committee first considers a number of surveys of compensation levels at comparably-sized companies in comparable industries, including companies in the telecommunications industries. The companies included in the surveys are not necessarily the same as the companies included in the market indices included in the performance graph in this Proxy Statement.

     Based on the data generated in the surveys, the Committee then sets a target base salary level applicable to all executive officers. The Committee then considers the level of responsibility, experience and contributions of each executive officer. The Committee then sets each officer's base salary taking into account the target salary and the Committee's evaluation of individual performance.

  Annual Cash Incentive Bonus

     There were no formal cash incentive bonus programs in place for executive officers during 1994 or 1995. Under the terms of the employment agreements described above in "Compensation of Executive Officers," certain officers are entitled to receive bonuses based on the Company's operating results. As a result of the Company achieving profitable operating results in the third and fourth quarter of 1994, executive officers

- ---------------

(1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "1933 Act") or the Securities Exchange Act of 1934, as amended (the "1934 Act"), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

received a total of $60,000 in discretionary cash bonuses in 1995 related to the Company's 1994 performance. As a result of the Company achieving profitable operating results in first, second and third quarters of 1995, executive officers received a total of $24,439 in cash bonuses in 1995 relating to the Company's 1995 performance.

  Stock Option Grants

     The Company grants stock options to its executive officers in order to provide long-term incentives to executive officers and align executive officer and stockholder long-term interests by creating a direct link between executive compensation and stockholder return. Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant. In order to facilitate long-term incentives through the option grants, options are generally subject to ratable vesting over four years and are exercisable through March 1999.

     Executive officer awards are subjectively determined by the Committee after considering stock option grant data taken from the compensation surveys referred to above, as well as the level of responsibility, experience and contributions of each executive officer. In determining the size of individual grants, the Committee also considers the number of shares subject to options previously granted to each executive officer, including the number of such shares that have vested and that remain unvested.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Based upon a review of Mr. Hammond's performance as President and Chief Operating Officer of the Company from May 1994, his past performance as Executive Vice President of the Company and his former role as President and Chief Executive Officer of ANSCO & Associates, a telephone engineering and plant construction company from 1992 to 1993, and a review of other candidates, the Company's Board of Directors offered and Mr. Hammond accepted the position of Chief Executive Officer of the Company in December 1994. In determining Mr. Hammond's compensation package for 1995, the Company also relied on a report prepared by an independent executive compensation consulting firm which examined compensation packages of Chief Executive Officers and Presidents of comparable companies.

OPTION REPRICING

     The Compensation Committee has from time to time approved the repricing of option grants to employees, including executive officers, based upon the Committee's determination of the value of the employee's contribution to the Company. The intent of these repricings has been to align the option exercise price with the fair market value of the underlying Common Stock as determined by the marketplace.

                                          Thomas H. Bell
                                          Myron A. Wick III

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Agreement with Thomas H. Bell

     Thomas H. Bell, who is Chairman of the Board and a member of the Company's Compensation Committee, was the Chief Executive Officer of the Company from inception through January 1992 and of its predecessor from inception to 1989. Mr. Bell was the Company's President from inception through September 1990 and the President of its predecessor from 1985 to 1989. Under the terms of an agreement between the Company and Mr. Bell, Mr. Bell is enrolled in the Company's health benefits plan and the Company pays Mr. Bell's premiums which amounted to $14,731 in 1995.

                     PERFORMANCE MEASUREMENT COMPARISON(1)

     The following chart shows the CRSP Total Return Index for (i) the Company's Common Stock, (ii) Nasdaq Stock Market (US Companies) and (iii) Nasdaq Telecommunications Stocks. All values assume reinvestment of the full amount of all dividends.

        COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN ON INVESTMENT(2)(3)

                                                                 NASDAQ TELE-
      MEASUREMENT PERIOD         PHOENIX NET-    NASDAQ STOCK     COMMUNICA-
    (FISCAL YEAR COVERED)         WORK, INC.        MARKET        TIONS STOCK
12/31/90                                   100             100             100
12/31/91                                   139           160.5           137.9
12/31/92                                    61           186.8           169.4
12/31/93                                 366.1           214.5           261.2
12/31/94                                 128.8           209.7           215.9
12/31/95                                 196.6           296.6           250.1

- ---------------
(1) This Section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The CRSP Total Return on investment (change in month end stock price plus reinvested dividends) for the Company, the CRSP Total Return for The NASDAQ Stock Market (US Companies) and the CRSP Total Return Index for NASDAQ Telecommunications Stocks based on December 31, 1990 = 100.

(3) The Company's Common Stock was traded in the over-the-counter market from the Company's initial public offering in 1983 and was quoted on the NASDAQ system under the Symbol "PHXN" from October 24, 1989 through October 4, 1993. On October 5, 1993, the Company changed its listing to the American Stock Exchange and began trading under the symbol "PHX". For purposes of the above chart, the index for all series was set at 100 as of December 31, 1990.

                              CERTAIN TRANSACTIONS

INDEMNIFICATION AGREEMENTS

     The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings to which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company's By-laws.

CHANGE OF CONTROL SEVERANCE PLAN

     The Board of Directors has adopted a plan which is intended to provide eligible employees with severance benefits in the event of the sale of the Company or any similar corporate event which results in the employee's involuntary termination of employment with the Company within a year after the sale of the Company or similar corporate event. The amount of the severance benefit is determined by the employee's position, title and level of compensation, and generally will not exceed 4-6 months of compensation at the rates in effect at the time of termination. Under the plan, stock options held by terminated employees will accelerate and become fully vested and exercisable as of the employee's termination. The plan does not cover temporary employees or employees who have negotiated individual severance agreements with the Company.

CBS AGREEMENT

     On October 31, 1994, the Company entered into a letter agreement with Communication and Business Solutions, Inc. ("CBS") and Paul C. Cissel in which the parties agreed that the Company would purchase certain assets of CBS associated with its customer base in exchange for payment of $330,000 in 12 equal monthly installments beginning in December of 1994. Under the letter agreement, the purchase price was subject to adjustment based on the performance of the purchased customer base. In 1995, payments totaling $327,500 were made in respect of such agreement.

AGREEMENT WITH MR. CURTIS

     Effective November 7, 1994, the Company and Mr. Curtis, a current director of the Company, entered into a consulting agreement under which Mr. Curtis agreed to resign as Chief Executive Officer of the Company, effective January 1, 1995, in order to provide consulting services to the Company during 1995. In exchange for such agreement and services, the Company paid Mr. Curtis during 1995 twelve equal monthly payments of $15,000 each, to pay accrued vacation and medical leave benefits (without regard to usual limitations), to reimburse Mr. Curtis for legal costs reasonably incurred negotiating his change in status with the Company, and to fully vest any options for Company Common Stock held by Mr. Curtis at December 31, 1994.

ISSUANCE OF WARRANT

     In August 1995, in exchange for services rendered in connection with the Series F Preferred Stock financing, the Company issued to McGettigan, Wick & Co., Inc. a warrant for 62,200 shares of the Company's Common Stock exercisable until February 15, 1997 at a per share price of $2.50, payable in cash or upon cancellation of Company indebtedness. McGettigan, Wick & Co., Inc. is a merchant banking fund whose Managing Directors, Messrs. McGettigan and Wick, and their affiliates, are greater than 5% stockholders in the Company. Mr. Wick is presently a director of the Company, and Mr. McGettigan is a nominee for director.

ACQUISITION OF AUTOMATED COMMUNICATIONS, INC.

     In January 1996, the Company acquired from Ms. Judy Van Essen all of the outstanding shares of Automated Communications, Inc., a Golden, Colorado facilities-based reseller of long distance service.

Consideration for the transaction was in the form of $4,000,000 in cash, 2,800,000 shares of the Company's Common Stock valued at $10,500,000 and the issuance of a long-term note in the amount of $1,300,000. As a result of the transaction and her acquisition of 2,800,000 shares of the Company's Common Stock, Ms. Van Essen held 15.82% of the Common Stock of the Company as of July 31, 1996.

PRIVATE PLACEMENT OF UNITS

     On April 28, 1995, the Company sold 385,000 units at $2.20 per unit for $847,000 in an offshore transaction pursuant to Regulation S of the Securities Act of 1933, as amended. Each unit was comprised of one share of the Company's Common Stock and a Warrant, exercisable until April 18, 2000, which when combined with another Warrant, entitles the holder to purchase a share of Common Stock for $2.20. Co-placement agents for the financing were Oakes Fitzwilliams & Co. Limited and McGettigan, Wick & Co., Inc. Messrs. Wick and McGettigan, principals of McGettigan, Wick & Co., Inc. are a current director and a nominee for director, respectively, of the Company. The co-placement agents received a cash fee for their services in the financing equal to 10% of the proceeds of the financing and a five-year warrant for 38,500 units at $2.64 per unit.

PREFERRED STOCK FINANCINGS

     During the period July 1995 through October 1995, the Company raised approximately $11,024,207, net of offering costs of $129,963, through a private placement of 1,115,417 shares of its Series F Preferred Stock at a purchase price of $10.00 per share. Additionally, the holder of the Company's Series E Preferred Stock exchanged its shares of Series E Preferred Stock, plus accumulated and unpaid dividends of $47,467, for 60,639 shares of Series F Preferred Stock. The Series E Preferred Stock was held by Proactive Partners, L.P. ("Proactive"), a beneficial owner of greater than 5% of the Company's Common Stock. Mr. Wick, a current director of the Company, and Mr. McGettigan, a nominee for director, are general partners of Proactive Investment Managers, L.P., the general partner of Proactive.

     In addition to the conversion of the outstanding Series E Preferred Stock into Series F Preferred Stock, Proactive, Lagunitas Partners, L.P. ("Lagunitas") and Fremont Proactive Partners, L.P. ("Fremont") also purchased 65,817, 30,377 and 5,062 shares of Series F Preferred Stock, respectively. Proactive, Lagunitas and Fremont and their affiliates are beneficial owners of greater than 5% of the Company's Common Stock. Mr. Wick, a current director of the Company, and Mr. McGettigan, a nominee for director, are general partners of Proactive Investment Managers, L.P., the general partner of Proactive, Lagunitas and Fremont. The shares of Series F Preferred Stock are entitled to 9% cumulative dividends, voting rights, demand registration rights for the underlying shares of Common Stock after six months and are convertible initially into 4,704,224 shares of Common Stock, subject to anti-dilution provisions. The holders of the Series F Preferred Stock also received warrants for the purchase of 470,422 shares of Common Stock with an exercise price of $3.00 per share which expire in October 2000. The Series F Preferred stockholders generally have the right to place two directors on the Company's Board of Directors (the "Series F Directors") and the Company is subject to certain covenants requiring it to obtain the consent of the Series F Directors for certain transactions including mergers, acquisitions and incurring additional indebtedness in excess of $20,000,000. Currently, the Series F Directors are Messrs. Singleton and Thornhill, who were 0.97% and 9.26% beneficial owners of the Company's Common Stock as of July 31, 1996, and who acquired their interests in the Company as a result of the Series F Preferred Stock financing and through purchases of Common Stock. As of July 31, 1996, the outstanding shares of Series F Preferred Stock were convertible into 4,704,224 shares of Common Stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Grant Thornton, L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1996. Grant Thornton, L.L.P. has audited the Company's financial statements since 1989. Representatives of Grant Thornton, L.L.P. are expected to be present at the Annual

Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ ERNEST J. PANASCI

                                          ERNEST J. PANASCI
                                          Secretary

September 3, 1996

     A copy of the Company's Annual Report to the Commission on Form 10-K for the fiscal year ended December 31, 1995, as amended by Amendments No. 1 and No. 2 thereto on Form 10-K/A, is available without charge upon written request to:
Corporate Secretary, Phoenix Network, Inc.,1687 Cole Boulevard, Golden, Colorado 80401.

                                                                      APPENDIX A

                             PHOENIX NETWORK, INC.
                             1989 STOCK OPTION PLAN

                           ADOPTED MARCH 23, 1989 AND
                       AS AMENDED THROUGH MARCH 25, 1993

1. PURPOSE.

     (A) The purpose of the Plan is to provide a means by which selected key employees and directors (if eligible under paragraph 4) of and consultants to Phoenix Network, Inc., a Colorado corporation (the "Company"), and its Affiliates, as defined in subparagraph l(b), may be given an opportunity to purchase stock of the Company.

     (B) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 425(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

     (C) The Company, by means of the Plan, seeks to retain the services of persons now employed by or serving as consultants or directors to the Company, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     (D) The Company intends that the options issued under the Plan shall, in the discretion of the Board of Directors of the Company (the "Board") or any committee to which responsibility for administration of the Plan has been delegated pursuant to subparagraph 2(c), be either incentive stock options as that term is used in Section 422A of the Code ("Incentive Stock Options"), or options which do not qualify as incentive stock options ("Supplemental Stock Options"). All options shall be separately designated Incentive Stock Options or Supplemental Stock Options at the time of grant, and in such form as issued pursuant to paragraph 5, and a separate certificate or certificates shall be issued for shares purchased on exercise of each type of option. An option designated as a Supplemental Stock Option shall not be treated as an incentive stock option.

2. ADMINISTRATION.

     (A) The Plan shall be administered by the Board unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c).

     (B) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (1) To determine from time to time which of the persons eligible under the Plan shall be granted options; when and how the option shall be granted; whether the option will be an Incentive Stock Option or a Supplemental Stock Option; the provisions of each option granted (which need not be identical), including the time or times during the term of each option within which all or portions of such option may be exercised; and the number of shares for which an option shall be granted to each such person.

          (2) To construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (3) To amend the Plan as provided in paragraph 10.

          (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

     (C) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee shall be disinterested persons, if required and as defined by the provisions of subparagraph 2(d). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Additionally, prior to the date of the first registration of an equity security of the Company under Section 12 of the Securities Exchange Act of 1934, as amended, and notwithstanding anything to the contrary contained herein, the Board may delegate administration of the Plan to any person or persons and the term "Committee" shall apply to any person or persons to whom such authority has been delegated.

     (D) The term "disinterested person," as used in this Plan, shall mean a director: (i) who was not during the one (1) year prior to service as an administrator of the Plan granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates entitling the participants therein to acquire equity securities of the Company or any of its affiliates except as permitted by Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") ("Rule 16b-3(c)(2)(i)"); or (ii) who is otherwise considered to be a "disinterested person" in accordance with Rule 16b-3(c)(2)(i), or any other applicable rules, regulations or interpretations of the Securities and Exchange Commission. Any such person shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

     (E) Any requirement that an administrator of the Plan be a "disinterested person" shall not apply if the Board or the Committee expressly declares that such requirement shall not apply.

3. SHARES SUBJECT TO THE PLAN.

     (A) Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate three million (3,000 000) shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

     (B) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

     (C) An Incentive Stock Option may be granted to an eligible person under the Plan only if the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options (as defined in the Code) granted after 1986 are exercisable for the first time by such optionee during any calendar year under all incentive stock option plans of the Company and its Affiliate does not exceed one hundred thousand dollars ($100,000). Should it be determined that an option granted under the Plan exceeds such maximum for any reason other than the failure of a good faith attempt to value the stock subject to the option, such option shall be considered a Supplemental Stock Option to the extent, but only to the extent, of such excess; provided, however, that should it be determined that an entire option or any portion thereof does not quality for treatment as an incentive stock option by reason of exceeding such maximum, such option or the applicable portion shall be considered a Supplemental Stock Option.

4. ELIGIBILITY.

     (A) Incentive Stock Options may be granted only to key employees (including officers) of the Company or its Affiliates. A director of the Company shall not be eligible to receive Incentive Stock Options unless such director is also a key employee of the Company or any Affiliate. Supplemental Stock Options may be granted only to key employees (including officers) of, directors of or consultants to the Company or its Affiliates.

     (B) A director shall in no event be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of the director as a person to whom options may be granted, or in the determination of the number of shares which may be covered by options granted to the director:
(i) the Board has delegated its discretionary authority over the Plan to a Committee which consists solely of "disinterested persons" as defined in subparagraph 2(d); or (ii) the Plan otherwise complies with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. The Board shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. This subparagraph 4(b) shall not apply if the Board or Committee expressly declares that such requirement shall not apply.

     (C) No person shall be eligible for the grant of an option under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to Section 425(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of such stock at the date of grant and the term of the option does not exceed five (5) years from the date of grant.

5. OPTION PROVISIONS.

     Each option shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:

     (A) The term of any option shall not be greater than ten (10) years from the date it was granted.

     (B) The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted. The exercise price of each Supplemental Stock Option shall be not less than eighty-five percent (85 %) of the fair market value of the stock subject to the option on the date the option is granted.

     (C) The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the option is exercise, or (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the option is granted or to whom the option is transferred pursuant to subparagraph 5(d), or (C) in any other form of legal consideration that may be acceptable to the Board or the Committee.

     In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

     (D) An option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the. option is granted only by such person.

     (E) The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the option may be exercised with respect to some or all of the shares allotted to that period, and/or with respect to some or all of the shares allotted to any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option. The provisions of this subparagraph 5(e) are subject to any option provisions governing the minimum number of shares as to which any option may be exercised.

     (F) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 5(d), as a condition of exercising any such option, (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

     (G) An option shall terminate shall terminate three (3) months after termination of the optionee's employment or relationship as a consultant or director with the Company or an Affiliate, unless (i) such termination is due to such person's permanent and total disability, within the meaning of Section 422A(c)(7) of the Code, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of employment or relationship as a consultant or director; or (ii) the optionee dies while in the employ of or while serving as a consultant or director to the Company or an Affiliate, or within not more than three (3) months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifies either (a) that it shall terminate sooner than three (3) months after termination of the optionee's employment or relationship as a consultant or director, or (b) that it may be exercised more than three (3) months after termination of the relationship with the Company or an Affiliate. This subparagraph 5(g) shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's employment or relationship as a consultant or director.

     (H) The option may, but need not, include a provision whereby the optionee may elect at any time during the term of his or her employment or relationship as a consultant or director with the Company or any Affiliate to exercise the option as to any part or all of the shares subject to the option prior to the stated vesting date of the option or of any installment or installments specified in the option. Any shares so purchased from any unvested installment or option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the Committee determines to be appropriate.

     (I) To the extent provided by the terms of an option, the optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise of the stock option a number of shares having a fair market value less than or equal to the amount of the withholding tax obligation; or (3) delivering to the Company owned and unencumbered shares of the Common Stock having a fair market value less than or equal to the amount of the withholding tax obligation.

6. COVENANTS OF THE COMPANY.

     (A) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

     (B) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options unless and until such authority is obtained.

7. USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

8. MISCELLANEOUS.

     (A) The Board or the Committee shall have the power to accelerate the time during which an option may be exercised or the time during which an option or any part thereof will vest pursuant to subparagraph 5(e), notwithstanding the provisions in the option stating the time during which it may be exercised or the time during which it will vest.

     (B) Neither an optionee nor any person to whom an option is transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

     (C) Throughout the term of any option granted pursuant to the Plan, the Company shall make available to the holder of such option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the shareholders of the Company provided for in the bylaws of the Company.

     (D) Nothing in the Plan or any instrument executed or option granted pursuant thereto shall confer upon any eligible employee or optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a consultant or director) or shall affect the right of the Company or any Affiliate to terminate the employment or consulting relationship or directorship of any eligible employee or optionee with or without cause.

9. ADJUSTMENTS UPON CHANGES IN STOCK.

     (A) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

     (B) In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation or (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise then to the extent permitted by applicable law: (i) any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or (ii) such options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such options, or to substitute similar options for those outstanding under the Plan, then, with respect to options held by persons then performing services as employees or as consultants or directors for the Company as the case may be, the time at which such options may first be exercised shall be accelerated and the options terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Company, any options outstanding under the plan shall terminate if not exercised prior to such event.

10. AMENDMENT OF THE PLAN.

     (A) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 9 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

          (1) Increase the number of shares reserved for options under the Plan;

          (2) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

          (3) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of
     Section 422 of the Code or to comply with the requirements of Rule 16b-3.

     (B) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to incentive stock options and/or to bring the Plan and/or incentive stock options granted under it into compliance therewith.

     (C) Rights and obligations under any option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.

11. TERMINATION OR SUSPENSION OF THE PLAN.

     (A) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

     (B) Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

12. EFFECTIVE DATE OF PLAN.

     The Plan shall become effective as determined by the Board, but no options granted under the Plan shall be exercised unless and until the Plan has been approved by the vote of the holders of a majority of the outstanding shares of the Company entitled to vote, or by the written consent of the holders of the outstanding shares of the Company entitled to vote to the extent necessary under applicable laws to obtain incentive stock option treatment under Section 422A of the Code.

                             PHOENIX NETWORK, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 26, 1996

      The undersigned hereby appoints Wallace M. Hammond and Jeffrey L. Bailey, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Phoenix Network, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Phoenix Network, Inc. to be held at 1687 Cole Boulevard, Golden, Colorado 80401, on Thursday, September 26, 1996 at 8:00 a.m., and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following materials and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

      UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

Proposal 1: To elect directors to hold office until the next Annual Meeting of
            Stockholders and until their successors are elected.

            ( )   FOR all nominees listed below                 ( )   WITHHOLD AUTHORITY to vote for all
                  (except as marked to the contrary below).           nominees listed below.

Nominees:   Thomas H. Bell, James W. Gallaway, Wallace M. Hammond,  Merrill L.
Magowan and Charles C. McGettigan

To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below:


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------


MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

Proposal 2: To approve an amendment of the Company's Restated Certificate of
            Incorporation to increase the number of shares of the Company's Common Stock authorized for issuance from 30,000,000 to 50,000,000.

 ( )   FOR                 ( )   AGAINST            ( )   ABSTAIN

- --------------------------------------------------------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3.

Proposal 3: To approve an amendment of the Company's 1989 Stock Option Plan to increase the number of shares of the Company's Common Stock that may be sold pursuant to such Plan from 3,500,000 to 5,000,000.


 ( )   FOR                 ( )   AGAINST            ( )   ABSTAIN

- --------------------------------------------------------------------------------

                                  Please sign exactly as your name appears in stockholder records. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signee is a partnership, please sign in partnership name by authorized person.

                                  Dated:   ____________, 1996

                                  ----------------------------------------------

                                  ----------------------------------------------
                                                     Signature(s)

       PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED
                            POSTAGE-PAID ENVELOPE.

            ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES. ADDITIONALLY, IN ORDER TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.